Exhibit 10.14

ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION DIVISION OF BUSINESS AND FINANCE SECTION A: CONTRACT

1. AMENDMENT	2. CONTRACT	3. EFFECTIVE DATE OF	4. PROGRAM
NUMBER:	NO.:	AMENDMENT:
5	YH09-0001-04	August 1, 2009	DHCM — ACUTE
5. CONTRACTOR’S NAME AND ADDRESS:
Health Choice Arizona
410 N. 44th Street, Suite 900
Phoenix, AZ 85008
6. PURPOSE OF AMENDMENT: To amend Section B, Capitation Rates, effective October 1, 2008.
7. THE CONTRACT REFERENCED ABOVE FOLLOWS
ADD to Section B, CAPITATION RATES after first subparagraph add the following language:
“The Contractor will be paid the attached Contractor specific capitation rates retroactively, per member per month, for the period of October 1, 2008 through December 31, 2008, to increase rural hospital inpatient reimbursement. The retroactive rate adjustment is applied to the risk adjusted capitation rates. Only the impacted rates are included on the attachment; all other rates remain unchanged. The Administration requires that the Contractor then make one-time payments to each rural hospital as prescribed on the attached schedule, pursuant to ARS § 36-2905.02, to increase inpatient reimbursement to these small rural hospitals.
The retroactive capitation rate payment for rural hospital reimbursement will be paid after the retroactive risk adjustment capitation is paid. The Contractor shall make the prescribed payments to the rural hospitals 15 days from receipt of the funds and submit proof of payment to the rural hospitals to the Assistant Director of the Division of Health Care Management 30 days from receipt of the funds.
The capitation rates for the period of January 1, 2009 through September 30, 2009, are not impacted by this amendment.”

NOTE: Please sign and date all copies and return one executed original to:	Mark Held
Sr. Procurement Specialist
AHCCCS Contracts
701 E. Jefferson St., MD 5700
Phoenix, AZ 85034
8. EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN UNCHANGED AND IN FULL EFFECT.
IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT

9. SIGNATURE OF AUTHORIZED	10. SIGNATURE OF AHCCCSA CONTRACTING
REPRESENTATIVE:	OFFICER:

/s/ Carolyn Rose	/s/ Michael Veit
TYPED NAME: CAROLYN ROSE	MICHAEL VEIT
TITLE: CHIEF EXECUTIVE OFFICER	CONTRACTS & PURCHASING ADMINISTRATOR
DATE: 7/8/2009	DATE:

Contract Rates 27 — HCA
ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM
REVISED CAPITATION RATE SUMMARY — ACUTE RATES
Health Choice Arizona
10/1/08-12/31/08

	TANF	TANF	TANF	SSI	SSI
Title XIX and KidsCare Rates:	<1, M/F	1-13, M/F	14-44, F	w/ Med	w/o Med	Non-MED
4 Apache/Coconino/Mohave/Navajo	$548.07	$120.39	$305.79	$194.72	$829.54	$621.64
10 Prima/Santa Cruz	$451.00	$103.70	$239.79	$146.21	$723.04	$492.11
Two percent Premium tax is included in the Capitation Rates.
Payments stated without Premium Tax.

Health Choice Arizona	Payment
Benson Hospital	$—
Carondelet Holy Cross	$270,760.88
Cobre Valley Community Hospital	$—
Copper Queen Community Hospital	$7,317.94
La Paz Regional Hospital	$60,575.13
Little Colorado Medical Center	$350,785.77
Mount Graham Regional Medical Center	$—
Navapache Regional Medical Center	$1,298,323.31
Northern Cochise Community Hospital	$—
Page Hospital	$130,195.80
Payson Regional Medical Center	$—
Sage Memorial Hospital	$158,128.18
Sierra Vista Regional Health	$—
Southeastern Az Medical Center	$—
Valley View Medical Center	$645,706.65
Verde Valley Medical Center	$—
White Mountain Regional Medical Center	$63,693.11
Wickenburg Regional Health Center	$—
YRMC East	$—

Total	$2,985,486.77